EXHIBIT 10.4

FORM OF 2015
RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
HENRY SCHEIN, INC. 2013 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF MAY 14, 2013)

THIS AGREEMENT (the “Agreement”) is made as of [Grant Date] (the “Grant Date”), by and between Henry Schein, Inc. (the “Company”) and [Participant Name] (the “Participant”). Additional country-specific terms and conditions that govern the grant made hereunder are attached hereto on Annex 1, which terms and conditions are incorporated by reference herein and made a part of the Agreement.

W I T N E S S E T H:

WHEREAS, the Company has adopted the Henry Schein, Inc. 2013 Stock Incentive Plan (as amended and restated effective as of May 14, 2013), as amended from time to time (the “Plan”) (a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon request at reasonable intervals as determined by the Company), which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 9(d) of the Plan, the Committee may grant Restricted Stock Units to Key Employees under the Plan;

WHEREAS, the shares of the Company’s common stock are traded on the Nasdaq Stock Market under the symbol “HSIC”; and

WHEREAS, the Participant is a Key Employee of the Company or a Subsidiary.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                Grant of Restricted Stock Units.

Subject to the restrictions and other conditions set forth herein, in the Plan and Annex 1, the Committee has authorized this grant of [Shares Granted] Restricted Stock Units to the Participant on the Grant Date.

2.                Vesting and Payment.

(a)            Except as otherwise provided in Sections 2(c), 2(d), 2(e) and 2(f), the Restricted Stock Units awarded under this Agreement shall not vest unless and until (1) the Committee determines and certifies that the target(s) and performance goal(s), which Participant acknowledges were previously explained to Participant and a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon reasonable request and at reasonable intervals as determined by the Company (collectively, the “Performance Goal(s)”), have been satisfied with respect to the three-year period beginning on or about January 1 of the year the grant was made and (2) the third anniversary of the Grant Date (the “Scheduled Payment Date”); provided, however, that if the satisfaction of the Performance Goal(s) exceed 100% of the targets, the Committee shall issue to the Participant such additional Shares in an amount that corresponds to the incremental percentage of the goal(s) achieved in excess of 100% of the targets up to a maximum of 200% of targets, provided that any such additional Shares shall be subject to the terms and conditions of this Agreement.  To the extent applicable, it is intended that the Restricted Stock Units awarded hereunder constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code and, accordingly, any such determination shall be made in accordance with the requirements of Section 162(m) of the Code. Except as set forth in Sections 2(c), 2(d), 2(e) and 2(f), if the targets and Performance Goal(s) are not satisfied in accordance with this Section 2(a), the Restricted Stock Unit awarded under this Agreement shall be forfeited.  Notwithstanding anything herein or in the Plan to the contrary, but except as set forth in Sections 2(c), 2(d), 2(e) and 2(f), the Participant must be employed by the Company (or a Subsidiary) at the times the targets and Performance Goal(s) are satisfied and on the third anniversary of the date of grant.  The Participant acknowledges and agrees that the Performance Goal(s) are confidential and shall not be disclosed or otherwise communicated to any other person.

(b)            Except as set forth in Sections 2(c), 2(d) and 2(f), there shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the vesting date; provided that no Termination of Employment has occurred prior to such date.

(c)            The Restricted Stock Units shall vest on a pro-rated basis, assuming the performance goals have been achieved, upon the Participant’s Retirement, unless otherwise provided expressly in a written agreement between the Participant and the Company (or a Subsidiary).  For purposes of this Section 2, the Participant shall qualify for “Retirement” if (i) the Participant’s age (minimum 55) plus years of service with the Company and its Subsidiaries equal or exceed 70, (ii) the Participant has provided written notice of the Participant’s retirement to the Company at least 30 days prior to the date of such retirement, and (iii) no Termination of Employment has occurred prior to the date of such retirement.  For purposes of determining the age and service requirement under Section 2(b) (i), the Participant’s age and years of service shall be determined by the Participant’s most recent birthday and employment anniversary, respectively.

(d)            The Restricted Stock Units shall vest on a pro-rated basis, assuming the performance goals have been achieved, upon the Participant’s Disability, provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company (or a Subsidiary).  For purposes of this Agreement, “Disability” shall mean the approval of, and receiving benefits for, long term disability by the disability insurance carrier under the Company’s (or if applicable, Subsidiary’s) long term disability plan.

(e)            The Restricted Stock Units shall vest in full, assuming target levels have been achieved, upon a Termination of Employment by the Company (or a Subsidiary) without Cause occurring within the 2-year period following a Change of Control; provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company (or a Subsidiary).  For purposes of this Agreement, a “Change of Control” shall mean the occurrence of a Change of Control (as defined in the Plan).

(f)            The Restricted Stock Units shall vest on a pro-rated basis, assuming target levels have been achieved, upon the Participant’s death, provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company (or a Subsidiary).

(g)            For purposes of Sections 2(c), 2(d) and 2(f), vesting on a pro-rated basis shall be calculated by multiplying the number of Restricted Stock Units set forth under Section 1 by a fraction, the numerator of which is the number of days from the Grant Date to the date of the Participant’s death, Disability or Retirement, as applicable, and the denominator of which is 1,095.

(h)            The Participant shall be entitled to receive one share of Common Stock with respect to one vested Restricted Stock Unit.  The Participant shall be paid one share of Common Stock with respect to each vested Restricted Stock Unit within thirty (30) days of the Scheduled Payment Date; except that (i) in the event of a Termination of Employment by the Company (or a Subsidiary) without Cause occurring within the 2-year period following a Change of Control, the Participant shall be paid within thirty (30) days of such employment termination and (ii) in the event of the Participant’s death, the Participant’s estate shall be paid within thirty (30) days of the Participant’s death; provided no Termination of Employment has occurred prior to such dates.  In the event of Retirement or Disability, the Participant shall be paid one share of Common Stock with respect to each vested Restricted Stock Unit within thirty (30) days of the Scheduled Payment Date.

Form 6
3/15

3.                Forfeiture and Recoupment.

(a)            Subject to Section 2 above, all unvested Restricted Stock Units will be forfeited on the Participant’s Termination of Employment.

(b)            Notwithstanding anything herein or in the Plan to the contrary, the grant of Restricted Stock Units (including any dividends credited thereupon) provided for under this Agreement is conditioned on the Participant not engaging in any Competitive Activity (as defined below) from the date that is twelve (12) months prior to the applicable settlement date set forth in Section 2 above (such applicable settlement date, the “Payment Date”) through the first anniversary of such Payment Date. If, on or after the date that is twelve (12) months prior to the Payment Date but prior to the Payment Date, the Participant engages in a Competitive Activity, all Restricted Stock Units (including any dividends credited thereupon) (whether or not vested) shall be immediately forfeited in their entirety, and the Participant shall have no further rights or interests with respect to such Restricted Stock Units (including any such dividends).  In the event that the Participant engages in a Competitive Activity on or after the Payment Date but on or prior to the first anniversary of such Payment Date, the Company shall have the right to recoup from the Participant, and the Participant shall repay to the Company, within thirty (30) days following demand by the Company, a payment equal to the Fair Market Value of the aggregate shares of Common Stock payable in respect of such Restricted Stock Units (including any dividends credited thereupon) on the Payment Date (including any dividends or other distributions thereafter paid thereon); provided, that, the Company may require the Participant to satisfy such payment obligations hereunder either by forfeiting and returning to the Company such shares of Common Stock, Restricted Stock Units, dividends or any other Shares, or making a cash payment or any combination of these methods, as determined by the Company in its sole discretion.  The Company and its Subsidiaries, in their sole discretion, shall have the right to set off (or cause to be set off) any amounts otherwise due to the Participant from the Company (or the applicable Subsidiary) in satisfaction of such repayment obligation, provided that any such amounts are exempt from, or set off in a manner intended to comply with, the requirements of any applicable law (including, without limitation, Section 409A of the Code).

(c)            The Participant hereby acknowledges and agrees that the forfeiture and recoupment conditions set forth in this Section 3, in view of the nature of the business in which the Company and its affiliates are engaged, are reasonable in scope and necessary in order to protect the legitimate business interests of the Company and its affiliates, and that any violation thereof would result in irreparable harm to the Company and its affiliates. The Participant also acknowledges and agrees that (i) it is a material inducement and condition to the Company’s issuance of the Restricted Stock Units (including any dividends credited thereupon) that such Participant agrees to be bound by such forfeiture and recoupment conditions and, further, that the amounts required to be forfeited or repaid to the Company pursuant to forfeiture and recoupment conditions set forth above are reasonable, and (ii) nothing in this Agreement or the Plan is intended to preclude the Company (or any affiliate thereof) from seeking any remedies available at law, in equity, under contract to the Company or otherwise, and the Company (or any affiliate thereof) shall have the right to seek any such remedy with respect to the Restricted Stock Units, any dividends credited thereupon, or otherwise.

(d)            For purposes of this Agreement, the Participant will be deemed to engage in a “Competitive Activity” if, either directly or indirectly, without the express prior written consent of the Company, the Participant (i) takes other employment with, renders services to, or otherwise engages in any business activities with, companies or other entities that are competitors of the Company or any of its affiliates, (ii) solicits or induces, or in any manner attempts to solicit or induce, any person employed by or otherwise providing services to the Company or any of its affiliates, to terminate such person’s employment or service relationship, as the case may be, with the Company or any of its affiliates, (iii) diverts, or attempts to divert, any person or entity from doing business with the Company or any of its affiliates or induces, or attempts to induce, any such person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates, (iv) violates any agreement between the Participant and the Company or any of its affiliates relating to the non-disclosure of proprietary or confidential information of the Company or any of its affiliates, and/or (v) conducts himself or herself in a manner adversely affecting the Company or any of its affiliates, including, without limitation, making false, misleading or negative statements, either orally or in writing, about the Company or any of its affiliates. The determination as to whether the Participant has engaged in a Competitive Activity shall be made by the Committee in its sole discretion.

4.                Dividend Equivalents.  Cash dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to a Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and will be held uninvested and without interest and paid in cash if and when the Restricted Stock Unit vests.  Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to a Participant, provided that the Participant shall not be entitled to such dividend unless and until the Restricted Stock Unit vests.

5.                Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to any shares covered by any Restricted Stock Unit unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in this Agreement or the Plan.

6.               Withholding.  Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable foreign, federal, state, provincial and local taxes that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or one of its Subsidiaries shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant.  In addition, any statutorily required withholding obligations may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of shares of Common Stock (including shares issuable under this Agreement).

7.               Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  Subject to Section 3, if and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

8.               Amendment.  To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with any applicable laws and stock exchange rules and regulations (including, without limitation, Section 409A of the Code and the regulations thereunder) and may also amend, suspend or terminate this Agreement subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

9.               Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail or similar foreign mail or post, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:
Henry Schein, Inc.
135 Duryea Road
Melville, New York 11747
Attention:  General Counsel

If to the Participant, to the address on file with the Company.

10.              No Obligation to Continue Employment.  This Agreement is not an agreement of employment or directorship.  This Agreement does not guarantee that the Company or its Subsidiaries will employ or retain, or continue to employ or retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any Restricted Stock Unit is outstanding, nor does it modify in any respect the Company or its Subsidiaries’ right to terminate or modify the Participant’s employment or compensation.

Form 6
3/15

11.              Legend.  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section.

12.              Securities Representations.  The grant of the Restricted Stock Units and issuance of Shares upon vesting of the Restricted Stock Units shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  As a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.

The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant acknowledges, represents and warrants that:

(a)            He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this section.

(b)            If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)            If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

13.              Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission and processing by the Company (or any Subsidiary) of any personal data information related to Restricted Stock Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection laws than the data protection laws provided by the Participant’s home country.  This authorization/consent is freely given by the Participant.

14.              Delivery Delay.  The delivery of any certificate representing the Common Stock may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange.  The Participant acknowledges and understands that the Company intends to meet its delivery obligations in Common Stock with respect to Restricted Stock Units, except as may be prohibited by law or described in this Agreement, the Plan or supplementary materials.

15.              Miscellaneous.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(a)            This Agreement shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

(b)            This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(c)            The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(d)            This Agreement and the Plan do not create a joint venture or partnership between the Company and any Subsidiary.

(e)            Notwithstanding any provisions in this Agreement, this grant of Restricted Stock Units shall be subject to any additional country-specific terms and conditions set forth in Annex 1 to the Agreement for the Participant’s country to the extent applicable. Moreover, if Participant relocates to one of the countries included in Annex 1, the additional country-specific terms and conditions for such country, if any, will apply to Participant to the extent that the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

16.              ACQUIRED RIGHTS.  THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT: (A) THE COMPANY MAY TERMINATE OR AMEND THE PLAN AT ANY TIME; (B) THE AWARD OF RESTRICTED STOCK UNITS MADE UNDER THIS AGREEMENT IS COMPLETELY INDEPENDENT OF ANY OTHER AWARD OR GRANT AND IS MADE AT THE SOLE DISCRETION OF THE COMPANY; AND (C) NO PAST GRANTS OR AWARDS (INCLUDING, WITHOUT LIMITATION, THE RESTRICTED STOCK UNITS AWARDED HEREUNDER) GIVE THE PARTICIPANT ANY RIGHT TO ANY GRANTS OR AWARDS IN THE FUTURE WHATSOEVER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

HENRY SCHEIN, INC.

/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President, Corporate & Legal Affairs and Chief of Staff

PARTICIPANT

[Electronic Signature]

[Participant Name]

[Acceptance Date]

Form 6
3/15

ANNEX 1

Additional Country Specific Terms and Conditions
for the Restricted Stock Unit Agreement

This Annex 1 includes additional terms and conditions that govern the Restricted Stock Units granted to the Participant under the Plan if the Participant works or resides in, or is otherwise subject to the taxes imposed by, one of the countries listed below. This Annex 1 also includes other information that may impact the Participant’s participation in the Plan. Certain capitalized terms used but not defined in this Annex 1 have the meanings set forth in the Plan and/or the Agreement. This Annex 1 forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.

The Participant agrees to sign any additional agreements or undertakings that may be necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan. Furthermore, the Participant acknowledges that the applicable law of the country in which the Participant is subject to taxes or is residing or working at the time of grant or vesting of the Restricted Stock Units or the sale of shares of Common Stock received pursuant to the Restricted Stock Units (including any rules or regulations governing securities, foreign exchange, tax, labor, employment, or other matters) may restrict or prevent the issuance of shares of Common Stock or subject the Participant to additional terms and conditions or procedural or regulatory requirements that the Participant is or will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to items listed below in this Annex 1.

If the Participant is a citizen or resident of a country other than the country in which he or she is subject to taxes or is residing and/or working, or if the Participant transfers employment or residency after the Restricted Stock Units are granted to him or her, the information contained in this Annex 1 may not be applicable to the Participant. Tax laws are often complex and outcomes can vary depending on individual circumstances. Accordingly, the Participant is advised to seek appropriate professional advice as to how tax and other relevant laws in the applicable country may apply to his or her situation.

AUSTRALIA

There are no country-specific provisions.

AUSTRIA

There are no country-specific provisions.

BELGIUM

There are no country-specific provisions.

CANADA
A new subsection (i) is added to the end of Section 2 of the Agreement as follows:

“Notwithstanding the foregoing, prior to the vesting of each Restricted Stock Unit, the Participant may elect to receive a cash payment from the Company in an amount equal to the Fair Market Value of a share of Common Stock on the date of vesting; provided such election may only be effective if it is in lieu of receiving a share of Common Stock (or portion thereof) covering such Restricted Stock Unit. Any such election shall be made in a form acceptable to the Company. Upon the Participant’s receipt of such cash payment, the Company shall cancel the corresponding Restricted Stock Unit.”

The last sentence in Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Participant also acknowledges and agrees that (i) it is a material inducement and condition to the Company’s issuance of the Restricted Stock Units (including any dividends credited thereupon) that such Participant agrees to be bound by such forfeiture and recoupment conditions and, further, that the amounts required to be forfeited or repaid to the Company pursuant to forfeiture and recoupment conditions set forth above are reasonable, and (ii) nothing in this Agreement or the Plan is intended to preclude the Company (or any affiliate thereof) from seeking any remedies available at law, in equity, under contract to the Company or otherwise, and the Company (or any affiliate thereof) shall have the right to seek any such remedy with respect to the Restricted Stock Units and any cash dividends credited in connection therewith, or otherwise.”

CHINA (Excluding Hong Kong)

A new subsection (i) is added to the end of Section 2 of the Agreement as follows:

“Notwithstanding the foregoing, prior to the vesting of each Restricted Stock Unit, the Participant may elect to receive a cash payment from the Company in an amount equal to the Fair Market Value of a share of Common Stock on the date of vesting; provided such election may only be effective if it is in lieu of receiving a share of Common Stock (or portion thereof) covering such Restricted Stock Unit. Any such election shall be made in a form acceptable to the Company. Upon the Participant’s receipt of such cash payment, the Company shall cancel the corresponding Restricted Stock Unit.”

The last sentence in Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Participant also acknowledges and agrees that (i) it is a material inducement and condition to the Company’s issuance of the Restricted Stock Units (including any dividends credited thereupon) that such Participant agrees to be bound by such forfeiture and recoupment conditions and, further, that the amounts required to be forfeited or repaid to the Company pursuant to forfeiture and recoupment conditions set forth above are reasonable, and (ii) nothing in this Agreement or the Plan is intended to preclude the Company (or any affiliate thereof) from seeking any remedies available at law, in equity, under contract to the Company or otherwise, and the Company (or any affiliate thereof) shall have the right to seek any such remedy with respect to the Restricted Stock Units and any cash dividends credited in connection therewith, or otherwise.”

FRANCE

The following shall be added to the end of the preamble in the Agreement:

“The Agreement complies with the provisions of articles L 225-197-1 to L 225-197-3 of the French Commercial Code (see “Details of the amendments to the US RSU Agreement”).”

Subclause (i) of Section 2(h) is hereby deleted in its entirety and replaced with the following:

“in the event of a Change of Control, the Participant shall be paid within thirty (30) days of such Change of Control, and”

Form 6
3/15

Subsection (i) is added to the end of Section 2 of the Agreement as follows:

“In any case, the total number of shares of Common Stock freely allotted by the Company to individuals in France shall not exceed 10% of the outstanding securities of the Company. Notwithstanding anything herein to the contrary, shares of Common Stock may not be allotted to a Participant who holds more than 10% of the outstanding securities of the Company and a free allotment of shares of Common Stock shall not result in the Participant holding more than 10% of the outstanding securities of the Company.”

Sections 3(b) and 3(c) of the Agreement shall hereby be read as if (i) all parentheticals that include the word “dividend” or “dividends” have been deleted, and (ii) all references to “dividends” and “any dividends credited thereupon” have been deleted.

Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Holding Period. Following the vesting of Restricted Stock Units hereunder, if any, the Participant shall receive and be required to hold the resulting shares of Common Stock for a period of at least two years following such applicable vesting date, except that such holding requirement shall not apply in the case of death or Disability. At the end of such holding period, such shares of Common Stock shall not be sold or otherwise transferred: (a) during the period of ten stock exchange trading dates that precede or follow the date of the Company’s filing of the Company’s Form 10-K or 10-Q, as applicable; or (b) during a scheduled or unscheduled blackout prohibiting certain sales of shares of Common Stock, if applicable to the Participant.”

Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Restricted Stock Unit including, without limitation, voting and dividend rights, unless and until the Participant has become the holder of record of the shares of Common Stock at the end of the vesting period, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares.”

GERMANY

There are no country-specific provisions.

HONG KONG

Section 3(b) of the Agreement shall hereby be read as if all references to “Subsidiary” or “Subsidiaries” have been deleted.

The following shall be added to the end of Section 13 of the Agreement:

“If the Participant is unable to provide his or her personal data as requested by the Company (or any Subsidiary) the Participant may not be able to participate in the Plan. The Participant has the right to request access to and to request the correction of his or her personal data pursuant to applicable data privacy law. Any such data access and request should be made in writing and addressed to the Company’s Corporate Human Resources Department located at 135 Duryea Road, Melville, New York 11747, USA.”

IRELAND

There are no country-specific provisions.

ITALY

There are no country-specific provisions.

NETHERLANDS

There are no country-specific provisions.

NEW ZELAND

There are no country specific provisions.

NORTHERN IRELAND

There are no country-specific provisions.

POLAND

The following shall be added to the end of Section 3(b) of the Agreement:

“Neither this Section 3(b) nor any other provision of the Agreement shall be understood, construed or interpreted as the Participant’s obligation to refrain from engaging in the Competitive Activity. This Agreement does not create any post-employment non-competition obligations. This Section 3(b) sets forth a resolutive condition to acquiring the right to the Restricted Stock Units (including any dividends credited thereupon). Such condition is the Participant’s engagement in Competitive Activity as set forth above. If the resolutive condition is met, the Participant’s right to the Restricted Stock Units (including any dividends credited thereupon) shall be terminated with the reverse effect as determined above.”

Form 6
3/15

Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission and processing by the Company of any personal data information necessary to perform and execute this Agreement, including any personal data information necessary to grant the Restricted Stock Unit under this Agreement. The Participant is aware that his or her personal data information may be transmitted out of the Participant’s home country and including to countries with less data protection laws than the data protection laws provided by the Participant’s home country (the Company is headquartered in Melville, New York and currently is not “Safe Harbor” certified). The Participant agrees and unambiguously consents to such transmission. This authorization/consent is freely given by the Participant. Should the performance or execution of this Agreement require the transmission of the Participant’s personal data information by a Subsidiary, such transmission shall be made upon the Participant’s prior consent made in writing and indicating the detailed scope of personal data information which is to be transmitted and the purpose of transmission. If such transmission of the Participant’s personal data information by a Subsidiary encompasses transmission to countries with less data protection laws than the data protection laws provided by the Participant’s home country, such consent shall expressly indicate such circumstances.”

The following shall be added to the Agreement as a new Section 17:

“Condition of Employment. The Participant’s target and performance goals do not refer to the Participant’s obligations under the employment relationship with the Company or any Subsidiary, but instead reflect the Participant’s role in achieving the Performance Goals. Notwithstanding anything herein or in the Plan to the contrary, the acquisition of the rights of the Restricted Stock Units by the Participant is conditioned upon the Participant’s continued employment with the Company or a Subsidiary through the Scheduled Payment Date, subject to Sections 2(c), 2(d), 2(e) and 2(f).  The Restricted Stock Units are due for staying in employment until the Scheduled Payment Date.  Under such circumstances where there is a Termination of Employment, the Participant shall not acquire the right to the unvested Restricted Stock Units. The rights and obligations under this Agreement are outside the Participant’s employment relationship with the Company or Subsidiary.”

SPAIN

There are no country-specific provisions.

SWITZERLAND

There are no country-specific provisions.

THAILAND

Section 3(b) of the Agreement is hereby amended to delete the last sentence thereof.

UNITED KINGDOM

As of the Grant Date, if the Participant either (i) qualifies for Retirement (as defined in Section 2(c) of the Agreement) or (ii) may become eligible to qualify for Retirement prior to the Scheduled Payment Date, Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Dividend Equivalents.
Cash dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and will be held uninvested and without interest.  The Participant’s right to receive any such cash dividends shall vest if and when the related Restricted Stock Unit vests, and such cash dividends shall be paid in cash to the Participant if and when the related Restricted Stock Unit is paid to the Participant.  Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant.  The Participant’s right to receive any such stock dividends shall vest if and when the related Restricted Stock Unit vests, and such stock dividends shall be paid in stock to the Participant if and when the related Restricted Stock Unit is paid to the Participant.”

The following is added to the Agreement as a new Section 17:

“Section 431. The Participant agrees to enter into a Joint Election with the Company under Section 431 of the Income Tax (Earnings and Pensions) Act of 2003 (“ITEPA”) for full or partial disapplication of Chapter 2 ITEPA under the laws of the United Kingdom. The election must be signed and dated by the Participant and returned to the Company within 14 days of each grant of Shares.”

UNITED STATES

The last sentence in Section 2(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

“For the purposes of this Agreement a “Change of Control” shall mean the occurrence of a Section 409A Change of Control (as defined in Section 17).”

As of the Grant Date, if the Participant either (i) qualifies for Retirement (as defined in Section 2(c) of the Agreement) or (ii) may become eligible to qualify for Retirement prior to the Scheduled Payment Date, Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Dividend Equivalents.
Cash dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and will be held uninvested and without interest.  The Participant’s right to receive any such cash dividends shall vest if and when the related Restricted Stock Unit vests, and such cash dividends shall be paid in cash to the Participant if and when the related Restricted Stock Unit is paid to the Participant.  Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant.  The Participant’s right to receive any such stock dividends shall vest if and when the related Restricted Stock Unit vests, and such stock dividends shall be paid in stock to the Participant if and when the related Restricted Stock Unit is paid to the Participant.”

Form 6
3/15

The following shall be added to the Agreement as a new Section 17:

“Change of Control Defined.
For purposes of this Agreement, a “Section 409A Change of Control” shall be deemed to have occurred upon:

(i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of (A) 50% or more of the then outstanding Shares or (B) 33% or more of the total combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) below are satisfied; or

(ii) within any 12-month period beginning on or after the date of the Agreement, the individuals who constitute the Board immediately before the beginning of such period (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) the consummation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be, will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding  Common Stock and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Common Stock or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(v) No event set forth herein shall constitute a “Section 409A Change of Control” unless such event also qualifies as a “change in control event” for purposes of Treasury Regulation § 1.409A-3(i)(5).  Accordingly, the definition of “Section 409A Change of Control” set forth herein shall be limited, construed and interpreted in accordance with Section 409A and the regulations issued thereunder.”

The following shall be added to the Agreement as a new Section 18:

 “Section 409A.
Any provisions in this Agreement providing for the payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code and the Treasury regulations thereunder) to the Participant are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and this Agreement shall be interpreted in accordance therewith.  Neither party individually or in combination may accelerate or defer the timing of the payment of any such nonqualified deferred compensation, except in compliance with Section 409A of the Code and this Agreement, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code and this Agreement.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.  Any amounts payable hereunder that satisfy the short-term deferral exception in Treas. Reg. §1.409A-1(b)(4) shall not be subject to Section 409A of the Code.  Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the Company’s sole discretion.”

Form 6
3/15